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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 23, 1999

                                 [KEYCORP LOGO]
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Ohio                           0-850                 34-6542451
-----------------------------     -----------------------  ---------------------
 (State or other jurisdiction      Commission File Number   (I.R.S. Employer
     of incorporation or                                    Identification No.)
        organization)


  127 Public Square, Cleveland, Ohio                             44114-1306
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    (Address of principal executive                              (Zip Code)
               offices)


       Registrant's telephone number, including area code: (216) 689-6300






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ITEM 5.  OTHER EVENTS

KeyCorp announced on November 23, 1999, initiatives that, when fully implemented by 2002, are expected to result in a significant improvement in operating efficiency and enhance earnings growth. Activities associated with these initiatives are expected to reduce Key's workforce by approximately 3,000 employees, or 11 percent, by year-end 2000.

Among the most significant actions that have been undertaken or will be undertaken in connection with these initiatives are:

- Outsourcing of certain technology services, which can be completed more cost-effectively by external providers;

- site consolidations at the corporate level and in several businesses, which are intended to substantially improve the company's expense base and enhance efficiency and customer service;

- the discontinued use and write-off of obsolete software, which will reduce the company's ongoing expenses related to previously capitalized technology; and

- the potential sale of the company's credit card operations, which is consistent with the company's strategy to exit low-growth businesses in order to invest in higher-growth businesses. As part of the sale, targeted for 2000, Key expects to form a strategic alliance with a credit card firm to provide customers with a broader portfolio of quality products and services. The company assigned no price to the proposed sale.

In order to implement these strategic steps, Key plans to take 1999 fourth quarter restructuring and other one-time charges of as much as $180 million on a pre-tax basis. Of this amount, approximately $120 million is for completed and expected operating efficiencies, site consolidations and outsourcing activity across Key's lines of business, approximately $37 million is for no longer used software and approximately $20 million is for other one-time charges.

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This Form 8-K contains forward-looking statements (such as anticipated earnings and operating efficiency improvement, and other expense-savings and revenue-enhancing objectives) that are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: sharp and/or rapid changes in interest rates; significant changes in the economy which could materially change anticipated credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; significant delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; unforeseen business risks related to Year 2000 computer systems issues; and significant changes in accounting, tax, or regulatory practices or requirements.
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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       KEYCORP
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                                                    (Registrant)


Date:  December 14, 1999                 /s/   Lee Irving
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                                         By:   Lee Irving
                                               Executive Vice President
                                               and Chief Accounting Officer